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                                                                  Exhibit 10.15


AlliedSignal Inc.
P.O. Box 1053
101 Columbia Rd.
Morristown, NJ 07962

Attention:  General Manager, Carbon Materials & Technologies

                  RE:  PERFORMANCE GUARANTEE - KMG-BERNUTH, INC.

Ladies and Gentlemen:

     In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including but not limited to the agreement between you and KMG-Bernuth, Inc., our wholly-owned subsidiary ("KMG-Bernuth"), pursuant to the Creosote Supply Agreement dated as of June 30, 1998 (the "Supply Agreement"), to sell Creosote (as defined in the Supply Agreement) to KMG-Bernuth, the undersigned, irrevocably and unconditionally guarantees the performance, as and when due, to the fullest extent permitted by applicable law, of all obligations to be performed by KMG-Bernuth pursuant to the Supply Agreement (the "Guarantee").

     We hereby agree to the fullest extent permitted by applicable law, that our obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Supply Agreement and the related purchase orders, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against KMG-Bernuth, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. We hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of KMG-Bernuth, any right to require a proceeding first against KMG-Bernuth or right to require the prior disposition of the assets of KMG-Bernuth to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will

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not be discharged except by complete performance of the obligations contained in the Supply Agreement and the related purchase orders.

     This Guarantee will be governed by and in accordance with the laws of the State of New York.

     The Guarantee shall continue in full force and effect until the full performance of all obligations to be performed by KMG-Bernuth pursuant to the Supply Agreement and the related purchase orders.

                                    Sincerely,

                                    KMG Chemicals, Inc., a Delaware corporation


                                    By: /s/ David L. Hatcher
                                        ---------------------------------------
                                            David L. Hatcher, President

                                    Date:  June 30, 1998